Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novacea, Inc. 2006 Incentive Award Plan of our reports dated March 14, 2008, with respect to the financial statements of Novacea, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Novacea, Inc. filed with the Securities and Exchange Commission.

Ernst & Young LLP

Palo Alto, California

May 12, 2008